SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 23, 2008
GRAYMARK HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)

Oklahoma	000-50638	20-0180812
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 N. Robinson, Suite 920
Oklahoma City, Oklahoma 73102	73102
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (405) 601-5300
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425) under the Exchange Act (17 CFR 240.14a-12)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14a-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.
We, at Graymark Healthcare, Inc., hereby report the following management and director changes that were formerly approved by our Board of Directors on July 23, 2008:
•	the resignation of John Simonelli as Chairman and member of our Board of Directors;
•	the appointment of Stanton Nelson as Chairman of our Board of Directors;
•	the appointment of Joseph Harroz, Jr. as President and Chief Operating Officer;
•	the appointment of Rick D. Simpson as Chief Financial Officer;
•	the appointment of Scott R. Mueller as one of our independent directors within the meaning of the NASDAQ Marketplace Rules; and
•	the appointment of W. Ransome Oliver as one of our independent directors within the meaning of the NASDAQ Marketplace Rules.
Mr. Nelson succeeds John Simonelli as Chairman of our Board of Directors. Mr. Nelson began serving as our Chief Executive Officer in January 2008 and has served as a director since August 2003. Mr. Simonelli’s resignation and the appointment of Mr. Nelson as the successor to Mr. Simonelli was not the result of any disagreements between us and Mr. Simonelli relating to our operations, policies or practices.
Joseph Harroz, Jr. has served as one of our directors since January 2008. Mr. Harroz has served as Vice President and General Counsel of the Board of Regents, University of Oklahoma since 1996 and has been an Adjunct Professor, University of Oklahoma Law School since 1997 and has served as the Managing Member of Harroz Investments, LLC (commercial enterprise) since 1998. He also is a member and Chairman of the Board of Trustees of Ivy Funds and a Trustee of Waddell and Reed Advisors Fund, both sponsors and managers of publicly-held mutual funds, a Consultant for MTV Associates (beginning in 2004) and serves as a Director of Valliance Bank NA (beginning in 2004), LSQ Manager, Inc. (beginning in 2007), Mewbourne Family Support (beginning in 2000) and Norman Economic Develop (beginning in 2004) and Advisors Fund Complex.
Mr. Simpson will be succeeding Mark Kidd as our Chief Financial Officer. Mr. Kidd will continue to provide services to us in conjunction with our public filings. The appointment of Mr. Simpson as the successor to Mr. Kidd was not the result of any disagreements between us and Mr. Kidd relating to our operations, policies or practices.
Rick D. Simpson has served as one of our directors since January 2008. In February 2000, Mr. Simpson founded CFO Partner, a privately-held chief financial officer consulting firm, and since has served as its Managing Partner. He currently serves as a Director of Kirkpatrick Bank (since 2005), a privately-held banking institution, and VersaTeq, a privately-held provider of banking forms (since 1996). He has been a member of the American Institute of Certified Public Accountants and Oklahoma Society of Certified Public Accountants since February 1987 and received a Bachelor of Science in Accounting from East Central Oklahoma State University in 1981.
Mr. Mueller is currently employed by TLW Trading. Prior to joining TLW Trading, he was employed at Goldman Sachs from 1999 through May of 2008. Mr. Mueller earned a Masters of Business Administration from the University of Texas in 1999 and graduated from the Honors College at Michigan State University in 1992 with a Bachelor of Arts in General Business Administration — Pre-Law. Mr. Mueller also serves on the boards of Consero Global Solutions and The Grace Foundation.
William Ransome Oliver, age 27, has been employed as a Vice President of R.T. Oliver Investments, Inc., a privately-held company, since April 2006. Mr. Oliver was employed by Bricktown Media/Big Rig Network as the West Region Manager during April 2005 through April 2006 and Grubb & Ellis Levy Beffort in Property Management-Brokerage during April 2004 through April 2005. He was graduated from the College of Arts & Science of the University of Oklahoma in 2004 with a Bachelor of Arts.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAYMARK HEALTHCARE, INC. (Registrant)
By:	/S/STANTON NELSON
Stanton Nelson, Chief Executive Officer

Date: July 28, 2008